Hammer Fiber Optics Holdings Corp Signs Definitive Agreement with Peak One for an Equity Line of Credit

Piscataway, N.J. October 11, 2019 – Hammer Fiber Optics Holdings Corp (OTCQB: HMMR) announced today that it has signed a definitive agreement with Peak One Opportunity Fund, L.P. for a $10 million equity line of credit. Hammer had previously announced projects in Sierra Leone, Dominica, other parts of the Eastern Caribbean and Huntsville, AL. “The first phase of the fixed wireless project in Sierra Leone has been deployed and customer tests are in progress. The wholesale voice project in Dominica is nearing completion and we are also seeing traction in our messaging business unit.” said Erik Levitt, Hammer’s CEO. “The Peak One equity line will provide Hammer a flexible funding source to meet our cash flow needs.”

The details of the transaction are available in an 8K disclosure.

About Hammer

Hammer Fiber Optics Holdings Corp. (OTCQB:HMMR) is a telecommunications company investing in the future of wireless technology. Hammer’s “Everything Wireless” go to market strategy includes the development of high-speed fixed wireless service for residential and small businesses using its wireless fiber platform, Hammer Wireless® AIR, Over-the-Top services such as voice, SMS and video collaboration services, the construction of smart city networks and hosting services including cloud and colocation. For more information contact Investor Relations at info@hammerfiber.com.

Peak One Opportunity Fund, LP is a private equity fund focused on direct investments into emerging growth companies

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